UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under § 240.14a-12

NATIONAL HEALTH INVESTORS, INC.
(Name of Registrant as Specified In Its Charter)

LAND & BUILDINGS CAPITAL GROWTH FUND, LP LAND & BUILDINGS GP LP L&B GP LLC L&B OPPORTUNITY FUND, LLC LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC JONATHAN LITT JAMES HOFFMANN A. ADAM TROSO
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Land & Buildings Investment Management, LLC, together with the other participants in its solicitation (collectively, “Land & Buildings”), has filed a definitive proxy statement and accompanying GOLD universal proxy card with the U.S. Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2025 annual meeting of stockholders (the “Annual Meeting”) of National Health Investors, Inc., a Maryland corporation (the “Company”).

Item 1: On May 12, 2025, Land & Buildings issued the following press release:

Leading Independent Proxy Advisory Firm ISS Recommends National Health Investors Stockholders Vote FOR Both of Land & Buildings’ Director Nominees

Both Leading Independent Proxy Advisory Firms – ISS and Glass Lewis – Now Recommend Voting FOR Both of Land & Buildings’ Independent Nominees Jim Hoffmann and Adam Troso

ISS Highlights NHI’s “Remarkably Reactive and Defensive” Approach to Corporate Governance and Concludes It Is Unlikely to Improve Without “Fewer Directors With Ties to NHC”

Notes NHI’s “Governance Gaffes” and “Reactive Reversals” Do Not Inspire Confidence Among Stockholders and That Interlocking Relationships With NHC Have Hurt Profitability

Determines Land & Buildings’ Nominees Possess the Necessary Independence and Relevant Experience to Support Value-Enhancing Change in the Boardroom

Land & Buildings Urges NHI Stockholders to Vote FOR Land & Buildings’ Two Highly Qualified Nominees on the GOLD Proxy Card

Stamford, CT (May 12, 2025) – Today, Land & Buildings Investment Management, LLC (together with its affiliates, “Land & Buildings”), a significant stockholder of National Health Investors, Inc. (NYSE: NHI) (“NHI” or the “Company”), announced that a leading independent proxy advisory firm, Institutional Shareholder Services Inc. (“ISS”), has joined Glass, Lewis & Co., LLC (“Glass Lewis”) in recommending that stockholders vote “FOR” the election of Land & Buildings’ independent nominees – Jim Hoffmann and Adam Troso – to the Company’s Board of Directors (the “Board”) at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), scheduled for May 21, 2025.

In its report, ISS supported Land & Buildings’ case for change, stating:1

•	“Overall, the board’s approach to corporate governance has been remarkably reactive and defensive. Many of the board’s governance-related actions took place under Jobe’s tenure as nominating/governance committee chair, a decade-plus period that ended in April 2024.”

•	“…it is unlikely that the profitability of its [National Healthcare Corp. (‘NHC’)] relationship or the quality of NHI’s own board governance will improve without reducing the ties between board members and NHC. The dissident has made a case for change.”

1 Permission to quote ISS was neither sought nor obtained. Emphasis added.

ISS highlighted the Board’s track record of poor governance, stating:

•	“Jobe also presided over a long series of corporate governance missteps at NHI during his decade-plus tenure as nominating/governance committee chair.”

•	“…the board’s governance gaffes and reactive reversals do not inspire confidence among its shareholders.”

ISS also detailed concerns with the long-standing and interconnected relationships with NHC, stating:

•	“The board would benefit from fewer directors with ties to NHC.”

•	“Adams’ ties to NHC could not be clearer—he is its board chair, and has been since 2009.”

•	“It is theoretically possible that NHC’s high coverage ratio is due to management, though the far more likely explanation is that NHC simply enjoys far more favorable lease terms from NHI.”

•	“The board established a special committee on Aug. 2, 2024 to oversee the NHC lease renewal. The existence of the committee was first publicly disclosed on Jan. 8, 2025, and its full membership disclosed on March 28, 2025. The above details likely matter little to shareholders, because as of the end of April 2025, the committee had yet to convene a meeting.”

ISS outlined the strong qualifications of Land & Buildings’ director candidates, noting:

•	“In addition to their independence, both Hoffmann and Troso appear to have relevant experience. Hoffmann has served on the board of three REITs, and Troso has experience with real estate transactions and corporate governance, from his time as an investment banker.”

Independent proxy advisor Glass Lewis also supported Land & Buildings’ case for change in its report last week, stating:2

•	“[Robert Adams and Jimmy Jobe’s] prolonged tenure and historical ties to NHC continue to raise legitimate questions about their ability to provide fully objective oversight in connection with one of the Company’s most sensitive and strategically significant leases.”
•	“…shareholder confidence in the outcome of the NHC lease renewal, and in the board’s governance posture more broadly, would be better served by more substantive change.”
•	“…ongoing concerns regarding legacy relationships and board independence remain unresolved...”

Land & Buildings Founder and Chief Investment Officer, Jonathan Litt stated: “The recommendation from ISS for both of our nominees Jim Hoffmann and Adam Troso – following the same conclusion from Glass Lewis last week – further validates our case that independent oversight and objectivity is urgently needed in the NHI boardroom. Notably, we are encouraged that ISS has also recognized the best path to improved governance and profitability involves reducing the NHI Board’s ties to NHC. NHI stockholders deserve a Board free from conflicts of interest and fully committed to maximizing value. We believe this starts by introducing new voices and addressing the corporate governance issues that have long hindered progress in the Company’s boardroom for decades. If elected, Jim and Adam will bring true independence, renewed accountability and fresh perspectives necessary to help transform NHI for the benefit of all stockholders.”

2 Permission to quote Glass Lewis was neither sought nor obtained. Emphasis added.

Land & Buildings urges you to vote on the GOLD proxy card or GOLD voting instruction form TODAY to elect Jim Hoffmann and Adam Troso.

Should you have any questions or need assistance with voting, please contact Saratoga Proxy Consulting, LLC at (888) 368-0379 or (212) 257-1311 or by email at info@saratogaproxy.com. Copies of our definitive proxy materials and other important information relating to our solicitation can be found at www.NHIBoardRx.com.

PROTECT YOUR INVESTMENT. PLEASE SIGN, DATE, AND MAIL THE GOLD PROXY CARD OR GOLD VOTING INSTRUCTION FORM TODAY!

***

Additional Information

Land & Buildings Investment Management, LLC, together with the other participants in its proxy solicitation (collectively, “Land & Buildings”), has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of Land & Buildings’ slate of highly qualified director candidates at the 2025 annual meeting of stockholders (the “Annual Meeting”) of National Health Investors, Inc., a Maryland corporation (“NHI” or the “Company”). Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Land & Buildings’ proxy solicitation. These materials and other materials filed by Land & Buildings with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Land & Buildings with the SEC are also available, without charge, by directing a request to Land & Buildings’ proxy solicitor, Saratoga Proxy Consulting, at its toll-free number (888) 368-0379 or via email at info@saratogaproxy.com.

Disclaimer

The views expressed are those of Land & Buildings as of the date referenced and are subject to change at any time based on market or other conditions. These views are not intended to be a forecast of future events or a guarantee of future results. These views may not be relied upon as investment advice. The information provided in this material should not be considered a recommendation to buy or sell any of the securities mentioned. It should not be assumed that investments in such securities have been or will be profitable.

Media Contact

Longacre Square Partners
Dan Zacchei / Miller Winston
dzacchei@longacresquare.com / mwinston@longacresquare.com

Investor Contact

Saratoga Proxy Consulting
John Ferguson
(212) 257-1311

Item 2: Also on May 12, 2025, Land & Buildings published the following materials to www.NHIBoardRx.com:

Item 3: Also on May 12, 2025, Land & Buildings posted the following material to LinkedIn and X (formerly known as Twitter):